Exhibit 99.1
Zila Takes Steps to Clear Path for Growth and Financial Stability
-Obtains Modification to Loan Agreement-
-Restructures Business Operations-
-Focuses on Additional Revenue Growth Initiatives-
PHOENIX — June 4, 2008 — Zila, Inc. (NASDAQ:ZILA) today said it has revised its agreement with the holders of its senior secured convertible notes to modify the EBITDA and minimum cash balance covenants.
Under the new terms, the minimum cash balance has been lowered by $1 million and the EBITDA requirement has been moved to July 31, 2009. The modifications did not alter the 7% interest rate of the notes nor require a cash payment.
“We believe that this action enables us to move forward with our goal of building value for our shareholders without the need to raise capital solely to meet a loan covenant,” said David Bethune, chairman and chief executive officer. “As part of our strategy to achieve this goal, we recently implemented a number of cost reduction measures throughout the organization, including further reductions in headcount, non-critical marketing an d general and administrative costs.”
“In addition to lowering operating costs, we have developed a comprehensive plan to market ViziLite(R) Plus to U.S. and overseas medical facilities at our U.S. Military installations and U.S. Veteran’s clinics and hospitals, through a five year U.S. Federal Supply Schedule Contract — # V79P-3158M,” said Bethune. “Last month, we launched ViziLite Plus in the United Kingdom and are in the process of identifying distributo rs for the product in other European countries. Finally, our direct field and telemarketing teams are now fully trained on our entire product portfolio and continue to drive North American sales growth and build our customer base.”
“While these are highly energetic objectives, I believe the Zila team is ready for these challenges. I look forward to working with all of our employees to build a value driven company,” said Bethune.
Zila, Inc., is a fully integrated oral diagnostic company dedicated to the prevention, detection and treatment of oral cancer and periodontal disease. ViziLite(R) Plus, the company’s flagship product for the early detection of oral abnormalities that could lead to cancer, is the first and only adjunctive medical device cleared by the FDA for use in a population at increased risk for oral cancer. In addition, Zila designs, manufactures and marke ts a suite of proprietary products sold exclusively and directly to dental professionals for periodontal disease, including the Rota-dent(R) Professional Powered Brush, the Pro-Select Platinum(R) ultrasonic scaler and a portfolio of oral pharmaceutical products for both in-office and home-care use.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including those related to growing product sales, reducing costs and raising capital are based largely on Zila’s expectations or forecasts of future events, can be affected by inaccurate assumptions and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the Company’s control. Therefore, actual results could differ materially from the forward-looking statements contained herein. A wide variety of factors could cause or contribute to such differences and could adversely affect revenue, profitability, cash flows and capital needs. There can be no assurance that the forward-looking statements contained in this press release will, in fact, transpire or prove to be accurate. For a more detailed description of these and other cautionary factors that may affect Zila’s future results, please refer to Zila’s Form 10-K for its fiscal year ended July 31, 2007 and its Form 10-Q for the quarter ended January 31, 2008.
For more information about the company and its products, please visit www.zila.com.
CONTACT: PondelWilkinson Inc.
Robert Jaffe, 310-279-5969 (Investors)
or
Bill Sklar Associates
Bill Sklar, 520-299-2830 (Media)
SOURCE: Zila, Inc.